UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015

CHINANET ONLINE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-51600828
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

On May 5, 2015, ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Beijing Jinrun Fangzhou Science & Technology Co, Ltd. (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 2,800,000 shares of common stock of the Company (the “Shares”) for an aggregate purchase price of US$3,500,000 (the “Purchase Price”). The Purchaser made a ten percent (10%) non-refundable guarantee payment to the Company in an amount equal to US$350,000 on May 7, 2015. The Purchaser shall pay an additional fifteen percent (15%) of the Purchase Price by June 4, 2015. The Purchaser shall pay the remaining seventy-five percent (75%) of the Purchase Price at the closing which shall take place on the date mutually agreed to by the parties (the “Closing Date”), subject to the closing conditions contained in the Agreement. On the date the Agreement was signed, the Purchaser also entered into a Lock-Up Agreement with the Company, whereby the Purchaser agreed not to transfer the Shares until May 5, 2017. Upon the Company’s prior written approval, the lock-up restriction may be waived after May 5, 2016. A copy of the Agreement and the Lock-Up Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 8.01. Other Events.

On May 7, 2015, the Company issued a press release announcing the signing of the Agreement and the Lock-Up Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated May 5, 2015
10.2	Lock-Up Agreement, dated May 5, 2015
99.1	Press Release, dated May 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2015	CHINANET ONLINE HOLDINGS, INC.

	By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer